Exhibit 99.2

Case 1:23-cv-11050-DLC Document 22 Filed 02/01/24 Page 1 of 2

AO 440 (Rev. 06/12) Summons in a Civil Action

UNITED STATES DISTRICT COURT

for the

Southern District of New York

KNIGHTSCOPE, INC.

Plaintiff(s)

v.

CAPYBARA RESEARCH, IGOR APPELBOOM and ACCRETIVE CAPITAL LLC d/b/a BENZINGA

Defendant(s)

Civil Action No. 1:23-cv-11050

SUMMONS IN A CIVIL ACTION

To: *(Defendant's name and address)* Capybara Research

Unknown Address

A lawsuit has been filed against you.

Within 21 days after service of this summons on you (not counting the day you received it) — or 60 days if you are the United States or a United States agency, or an officer or employee of the United States described in Fed. R. Civ. P. 12 (a)(2) or (3) — you must serve on the plaintiff an answer to the attached complaint or a motion under Rule 12 of the Federal Rules of Civil Procedure. The answer or motion must be served on the plaintiff or plaintiff's attorney, whose name and address are:

Waleed Amer, Esq.
The Basile Law Firm P.C.
390 N. Broadway, Suite 140
Jericho, New York 11753

If you fail to respond, judgment by default will be entered against you for the relief demanded in the complaint. You also must file your answer or motion with the court.

CLERK OF COURT

Date: 2/1/2024

/s/ P. Canales

Signature of Clerk or Deputy Clerk


UNITED STATES DISTRICT COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK

AO 440 (Rev. 06/12) Summons in a Civil Action (Page 2) Civil Action No. PROOF OF SERVICE (This section should not be filed with the court unless required by Fed. R. Civ. P. 4 (l)) This summons for (name of individual and title, if any) was received by me on (date) . ’ I personally served the summons on the individual at (place) on (date) ; or ’ I left the summons at the individual’s residence or usual place of abode with (name) , a person of suitable age and discretion who resides there, on (date) , and mailed a copy to the individual’s last known address; or ’ I served the summons on (name of individual) , who is designated by law to accept service of process on behalf of (name of organization) on (date) ; or ’ I returned the summons unexecuted because ; or ’ Other (specify): .. My fees are $ for travel and $ for services, for a total of $ . I declare under penalty of perjury that this information is true. Date: Server’s signature Printed name and title Server’s address Additional information regarding attempted service, etc: 1:23-cv-11050 0.00 Case 1:23-cv-11050-DLC Document 21 Filed 01/31/24 Page 2 of 2 Case 1:23-cv-11050-DLC Document 22 Filed 02/01/24 Page 2 of 2